Exhibit 99.1
NEWS RELEASE
For more information contact:
FEI Company
Fletcher Chamberlin
Treasurer & Communications Director
(503) 726-7710
fletcher.chamberlin@fei.com

FEI Reports Record Revenue and EPS for the Fourth Quarter and 2011
Q4 Revenue of $213.0 million, up 14% from Q4-2010
Q4 GAAP Diluted EPS of $0.72, up 38% from Q4-2010

HILLSBORO, Ore., February 8, 2012 - FEI Company (NASDAQ: FEIC) reported record revenue and earnings for 2011 and for the fourth quarter. Revenue and earnings per share computed on the basis of accounting principles generally accepted in the United States (“GAAP”) were the highest of any quarter in the company's history. Several items had an impact on the fourth quarter GAAP results, as detailed below and in the attached table.
Fourth quarter revenue of $213.0 million was up 14% compared to $186.1 million in the fourth quarter of 2010 and up 4% from $205.3 million in the third quarter of 2011.
The gross margin in the fourth quarter was 44.4%, compared with 45.0% in the fourth quarter of 2010 and equal to the third quarter of 2011.
GAAP net income was $29.1 million or $0.72 per diluted share, compared with $21.3 million or $0.52 per diluted share in the fourth quarter of 2010 and $26.2 million or $0.63 per diluted share in the third quarter of 2011. The fourth quarter of 2011 includes a net tax benefit of $7.8 million, which includes a cumulative benefit of $12.4 million due to the Netherlands Tax Authority's approval of FEI's use of the “Innovation Box” for a portion of its Dutch taxable income. The benefit of the Innovation Box extends into 2012 and later years and lowers the company's estimated overall effective tax rate to approximately 22%. In addition, the company incurred charges to operating expenses of $5.3 million related to certain patent litigation matters, a $2.1 million charge for early termination of a contract, and $1.4 million for impairment of an intangible asset. Adjusting for the tax benefit and the previously mentioned charges and applying an appropriate tax rate results in non-GAAP net income of $25.4 million and non-GAAP diluted earnings per share of $0.63 for the quarter. A reconciliation of these charges and benefits along with their impact on net income and earnings per share is included in a table attached to this press release, along with detailed GAAP statements of operations, balance sheets and additional supplementary information. Management's reasons for presenting non-GAAP information are outlined later in this release.
For the fourth quarter of 2011, gross bookings were $212.0 million. Net bookings were $203.6 million after reduction of the ending backlog due to currency movements. Net bookings were $218.4 million in the fourth quarter of 2010 and $186.4 million in the third quarter of 2011. The backlog at the end of the quarter was $430.7 million.
For the full year 2011, revenue was $826.4 million, an all-time record for the company and up 30% from $634.2 million in 2010. Net income was $103.6 million or $2.51 per diluted share, nearly double the $53.5 million or $1.34 per diluted share posted for 2010. Gross margin for the year increased to 44.5% from 42.5% in 2010.
Total cash, investments and restricted cash at the end of the quarter was $456.1 million, an increase of $20.4 million from the end of the third quarter. Total cash, investments and restricted cash increased $32.3 million during the year, after the repurchase of $50 million of the company's common stock and $14.1 million for the acquisition of TILL Photonics.

“A strong fourth quarter completed a transformational year for FEI,” commented Don Kania, president and CEO. “Revenue grew by over 30%, margins improved, we increased R&D spending for future growth, earnings nearly doubled and cash flow from operating activities was over $100 million. We have also taken important steps in the execution of our growth strategy by acquiring companies strategic to our high-growth Life Sciences and Natural Resources businesses, and the announcement of two important collaborations for biology research with NIH and the Knight Cancer Center at Oregon Health Sciences University. Our market position and product lines are strong, and we expect 2012 to be another growth year for FEI.”
Guidance for Q1-2012
For the first quarter of 2012, revenue is expected to be in the range of $210 million to $220 million, and bookings are expected to be at least $210 million. GAAP earnings per share are expected to be in the range of $0.60 to $0.65, assuming a 22% effective tax rate.
Non-GAAP Financial Measures
This press release provides financial measures for non-GAAP net income, diluted earnings per share, operating expenses and operating income that exclude certain costs related to the company's estimate of costs associated with potentially settling certain patent litigation, costs related to early termination of a contract, impairment of certain intangible assets and tax benefits associated with an agreement with Dutch tax authorities applicable to a portion of the company's income. Those financial measures are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investor's ability to evaluate FEI's operating results in comparison to prior periods that did not include similar items.
These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measure differently, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amounts included in or excluded from the non-GAAP financial measures. The company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures included with this press release with our GAAP net income and net income per diluted share.
Investor Conference Call -- 2:00 p.m. Pacific time, Wednesday, February 8, 2012
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-877-941-8609 (U.S., toll-free) or 1-480-629-9818 (international and toll), with the conference title: FEI Fourth Quarter Earnings Call, Conference ID 4501547. A telephone replay of the call will be available at 1-800-406-7325 (U.S., toll-free) or 1-303-590-3030 (international and toll) with the passcode: 4501547#. The call can also be accessed via the web by going to FEI's Investor Relations page at www.fei.com, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include statements regarding our guidance for revenue, earnings per share, tax rate and bookings for the first quarter of 2012 and our outlook for 2012. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as “guidance”, “guiding” , “expect”, “expects”, “are expected”, “will”, “projecting”, “estimate”, and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to, the global economic environment; lower than expected customer orders and potential weakness of the Materials Science, Electronics and Life Sciences market segments; potential reduced governmental spending due to budget constraints and current uncertainty around global sovereign debt; limitations in our manufacturing capacity for certain products; problems in obtaining necessary product components in sufficient volumes on a timely basis from our supply chain; bankruptcy or insolvency of customers or suppliers; cyclical changes in the data storage and semiconductor industries, which are the major components of Electronics market revenue; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws, accounting rules regarding taxes or agreements with tax authorities; the ongoing determination of the effectiveness of foreign exchange hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; risks associated with building and shipping a high percentage of the company's quarterly revenue in the last month of the quarter; customer requests to defer planned shipments; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company's products and technology, including new products, to find acceptance with customers; inability to deploy products as expected or delays in shipping products due to technical problems or barriers; potential shipment or supply chain disruptions due to natural disasters or terrorist attacks; changes to or potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) is a leading supplier of scientific instruments for nanoscale applications across many industries: materials science, life sciences, semiconductors, data storage, natural resources and more. With more than 60 years of technological innovation and leadership, FEI has set the performance standard in transmission electron microscopes (TEM), scanning electron microscopes (SEM) and DualBeams™, which combine a SEM with a focused ion beam (FIB). Headquartered in Hillsboro, Ore., USA, FEI has over 2,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2011	October 2, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$320,361	$288,995	$277,617
Short-term investments in marketable securities	16,213	38,720	44,026
Short-term restricted cash	22,564	26,326	22,114
Receivables, net	185,955	200,739	183,254
Inventories, net	182,010	191,646	155,964
Deferred tax assets	18,899	15,175	11,505
Other current assets	27,964	31,435	23,126
Total current assets	773,966	793,036	717,606
Non-current investments in marketable securities	53,341	40,217	38,662
Long-term restricted cash	43,669	41,486	41,377
Non-current inventories	57,575	53,246	47,976
Property plant and equipment, net	85,082	79,524	80,681
Goodwill	58,053	44,802	44,800
Deferred tax assets	934	5,111	1,072
Other assets, net	17,289	14,571	12,248
TOTAL	$1,089,909	$1,071,993	$984,422
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$52,470	$55,920	$51,529
Accrued liabilities	67,386	61,267	51,209
Deferred revenue	72,730	74,983	81,445
Income taxes payable	11,260	26,145	3,715
Accrued restructuring, reorganization and relocation	2,213	470	4,884
Other current liabilities	48,623	38,127	31,306
Total current liabilities	254,682	256,912	224,088
Convertible debt	89,011	89,012	89,012
Other liabilities	49,402	45,544	38,148
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 37,866, 37,570 and 38,280 shares issued and outstanding at December 31, 2011, October 2, 2011 and December 31, 2010	493,698	485,746	509,145
Retained earnings	178,661	149,573	75,024
Accumulated other comprehensive income	24,455	45,206	49,005
Total shareholders’ equity	696,814	680,525	633,174
TOTAL	$1,089,909	$1,071,993	$984,422

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
NET SALES:
Products	$168,416	$161,255	$145,548	$654,599	$479,780
Service and components	44,574	44,080	40,522	171,827	154,442
Total net sales	212,990	205,335	186,070	826,426	634,222
COST OF SALES:
Products	89,496	85,228	75,087	344,575	262,571
Service and components	28,952	28,882	27,261	114,485	102,387
Total cost of sales	118,448	114,110	102,348	459,060	364,958
Gross margin	94,542	91,225	83,722	367,366	269,264
OPERATING EXPENSES:
Research and development	21,547	19,212	17,584	78,318	66,274
Selling, general and administrative	47,175	37,051	36,851	158,782	136,465
Restructuring, reorganization and relocation	2,100	47	562	3,215	11,067
Total operating expenses	70,822	56,310	54,997	240,315	213,806
OPERATING INCOME	23,720	34,915	28,725	127,051	55,458
OTHER INCOME (EXPENSE), NET	(2,470)	(601)	(643)	(4,186)	(3,236)
INCOME BEFORE TAXES	21,250	34,314	28,082	122,865	52,222
INCOME TAX EXPENSE (BENEFIT)	(7,838)	8,137	6,738	19,228	(1,326)
NET INCOME	$29,088	$26,177	$21,344	$103,637	$53,548
BASIC NET INCOME PER SHARE DATA	$0.77	$0.68	$0.56	$2.70	$1.41
DILUTED NET INCOME PER SHARE DATA	0.72	0.63	0.52	2.51	1.34
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,727	38,421	38,209	38,384	38,083
Diluted	41,293	42,030	41,676	42,047	41,737

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Year Ended (1)
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
NET SALES:
Products	79.1%	78.5%	78.2%	79.2%	75.6%
Service and components	20.9	21.5	21.8	20.8	24.4
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	42.0%	41.5%	40.4%	41.7%	41.4%
Service and components	13.6	14.1	14.7	13.9	16.1
Total cost of sales	55.6%	55.6%	55.0%	55.5%	57.5%
GROSS MARGIN:
Products	46.9%	47.1%	48.4%	47.4%	45.3%
Service and components	35.0	34.5	32.7	33.4	33.7
Gross margin	44.4	44.4	45.0	44.5	42.5
OPERATING EXPENSES:
Research and development	10.1%	9.4%	9.5%	9.5%	10.4%
Selling, general and administrative	22.1	18.0	19.8	19.2	21.5
Restructuring, reorganization and relocation	1.0	—	0.3	0.4	1.7
Total operating expenses	33.3%	27.4%	29.6%	29.1%	33.7%
OPERATING INCOME	11.1%	17.0%	15.4%	15.4%	8.7%
OTHER INCOME (EXPENSE), NET	(1.2)%	(0.3)%	(0.3)%	(0.5)%	(0.5)%
INCOME BEFORE TAXES	10.0%	16.7%	15.1%	14.9%	8.2%
INCOME TAX EXPENSE (BENEFIT)	(3.7)%	4.0%	3.6%	2.3%	(0.2)%
NET INCOME	13.7%	12.7%	11.5%	12.5%	8.4%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Non-GAAP Income Statement
(In thousands, except per share amounts)
(Unaudited)

Thirteen Weeks Ended
December 31, 2011
GAAP Operating Expenses	$70,822
Adjustment for:
Estimate for patent litigation settlement	(5,300)
Cost for early termination of a contract	(2,100)
Impairment of intangible assets	(1,434)
Non-GAAP Operating Expenses	$61,988

GAAP Operating Income	$23,720
Adjustment for:
Estimate for patent litigation settlement	5,300
Cost for early termination of a contract	2,100
Impairment of intangible assets	1,434
Non-GAAP Operating Income	$32,554

GAAP Net Income	$29,088
Adjustment for:
Estimate for patent litigation settlement, net of tax	3,765
Cost for early termination of a contract, net of tax	1,492
Impairment of intangible assets, net of tax	1,019
Tax impact of "Dutch innovation box" (1)	(9,955)
Non-GAAP Net Income	$25,409
41,293
GAAP Diluted Earnings Per Share	$0.72
Adjustment for:
Estimate for patent litigation settlement, net of tax	0.09
Cost for early termination of a contract, net of tax	0.04
Impairment of intangible assets, net of tax	0.02
Tax impact of "Dutch innovation box" (1)	(0.24)
Non-GAAP Diluted Earnings Per Share	$0.63

(1) Adjustment to taxes to reflect impact of "Dutch innovation box" on earnings for periods before Q4 2011.

FEI Company and Subsidiaries
Supplemental Data Table
(Dollars in millions, except per share amounts)
(Unaudited)

	Q4 Ended December 31, 2011	Q3 Ended October 2, 2011	Q4 Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Income Statement Highlights
Consolidated sales	$213.0	$205.3	$186.1	$826.4	$634.2
Gross margin	44.4%	44.4%	45.0%	44.5%	42.5%
Stock compensation expense	$3.3	$2.2	$2.5	$11.1	$10.5
Net income	$29.1	$26.2	$21.3	$103.6	$53.5
Diluted net income per share	$0.72	$0.63	$0.52	$2.51	$1.34
Interest income add back included in the calculation of diluted EPS	$0.5	$0.5	$0.5	$1.8	$2.3
Sales Highlights
Sales by Market Segment
Electronics	$54.8	$56.6	$80.7	$259.7	$222.8
Materials Science	91.8	74.4	47.3	292.1	182.4
Life Sciences	21.8	30.2	17.6	102.8	74.6
Service and Components	44.6	44.1	40.5	171.8	154.4
Sales by Geography
USA & Canada	$59.0	$60.4	$68.0	$257.2	$204.0
Europe	69.5	74.5	62.0	261.3	207.4
Asia-Pacific and Rest of World	84.5	70.4	56.1	307.9	222.8
Gross Margin by Market Segment
Electronics	53.7%	54.3%	53.7%	52.8%	50.2%
Materials Science	43.5	40.9	42.3	43.1	41.0
Life Sciences	44.0	49.1	40.7	45.8	41.0
Service and Components	35.0	34.5	32.7	33.4	33.7
Bookings and Backlog
Bookings - Total	$203.6	$186.4	$218.4	$785.3	$751.5
Book-to-bill Ratio	0.96	0.91	1.17	0.95	1.18
Backlog - Total	$430.7	$440.1	$471.9	$430.7	$471.9
Backlog - Service and Components	87.4	91.9	81.3	87.4	81.3
Bookings by Market Segment
Electronics	$72.5	$40.3	$76.2	$253.4	$263.8
Materials Science	71.5	75.8	77.6	266.9	232.8
Life Sciences	19.5	25.7	23.5	87.0	87.1
Service and Components	40.1	44.6	41.1	178.0	167.8
Bookings by Geography
USA & Canada	$48.6	$73.0	$80.9	$216.8	$258.6
Europe	51.6	46.5	59.5	239.6	220.9
Asia-Pacific and Rest of World	103.4	66.9	78.0	328.9	272.0
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$456.1	$435.7	$423.8	$456.1	$423.8
Operating cash generated (used)	$48.6	$33.9	$52.5	$101.4	$75.0
Accounts receivable	$186.0	$200.7	$183.3	$186.0	$183.3
Days sales outstanding (DSO)	80	89	90	80	90
Inventory turnover	2.5	2.3	2.6	2.5	2.6
Fixed asset investment	$4.7	$3.3	$3.6	$13.8	$8.9
Depreciation expense	$4.9	$4.8	$4.5	$18.9	$17.4
Working capital	$519.3	$536.1	$493.5	$519.3	$493.5
Headcount (permanent and temporary)	2,074	2,016	1,813	2,074	1,813
Euro average rate	1.351	1.416	1.360	1.393	1.327
Euro ending rate	1.294	1.343	1.339	1.294	1.339